UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 14, 2020

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400 Englewood, Colorado		80112
(Address of principal executive offices)		(Zip code)

(303) 708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Shares, without par value	UPLC	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on April 12, 2017, Ultra Resources, Inc. (“Ultra Resources”), the borrower and a subsidiary of Ultra Petroleum Corp. (the “Company”), entered into that certain Credit Agreement (as amended through December 21, 2018, the “Credit Agreement”), with the Company and UP Energy Corporation, as parent guarantors, Bank of Montreal, as administrative agent (the “Agent”), and the other lenders party thereto (collectively, the “Lenders”), providing for the Company’s revolving credit facility (the “Credit Facility”).

On February 14, 2020, Ultra Resources entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”) with the RBL Agent and the RBL Lenders party thereto. Pursuant to the Sixth Amendment and the spring borrowing base redetermination, which is effective as of April 1, 2020, the Borrowing Base (as defined in the Credit Agreement) was reduced to $1.075 billion, with $100 million attributed to RBL commitments under the Credit Agreement. In accordance with the previously disclosed Fifth Amendment to Credit Agreement, the commitment for the Credit Facility automatically reduces from $200 million to $120 million on February 29, 2020, which will then further reduce to $100 million on April 1, 2020, pursuant to the Sixth Amendment.

The Sixth Amendment also provides for (i) the establishment of quarterly borrowing base redeterminations, with the next redetermination occurring on July 1, 2020, and on each October 1, January 1 and April 1 thereafter and (ii) a reduction of the excess cash threshold, a part of the anti-cash hoarding provisions, from $25 million to $15 million at all times borrowings are outstanding under the Credit Agreement.

The foregoing description of the Sixth Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Sixth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The relevant information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On February 18, 2020, the Company issued a press release announcing, among other things, the entry into the Sixth Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information contained or incorporated in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Sixth Amendment to Credit Agreement, dated as of February 14, 2020, by and among Ultra Resources, Inc. as borrower, Bank of Montreal, as administrative agent, and each of the lenders and other parties party thereto.

99.1	Press release of Ultra Petroleum Corp., dated February 18, 2020, regarding entry into the Sixth Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 18, 2020

ULTRA PETROLEUM CORP.

By:	/s/ Kason D. Kerr
Name:	Kason D. Kerr
Title:	Vice President, General Counsel and Corporate Secretary